UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

PIONEER POWER SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

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PIONEER POWER SOLUTIONS, Inc.
400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

SUPPLEMENT TO

DEFINITIVE INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

EXPLANATORY NOTE

On July 26, 2019, Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer Power” or the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Definitive Information Statement (the “Information Statement”) informing its stockholders of the approval by Company’s board of directors and the holders of 4,774,400 shares of the Company’s common stock, or approximately 54.7% of the Company’s outstanding common stock as of June 28, 2019, of the Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”), and the other transaction documents and the consummation of the transactions contemplated thereby.

Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (collectively, the “Equity Transaction”), for an aggregate base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to the Company in the aggregate principal amount of $5.0 million (the “Seller Note”), in each case subject to adjustment as described in the Information Statement. The proceeds from the Equity Transaction are payable solely to the Company. The Equity Transaction, however, constituted a sale of substantially all of the assets of Pioneer Power pursuant to Section 271 of the Delaware General Corporation Law.

This Supplement to the Information Statement (the “Supplement”) is being made publicly available to the Company’s stockholders of record as of June 28, 2019 (the “Record Date”) only to provide updated information regarding the status of the Equity Transaction, the Stock Purchase Agreement and all related transactions, which are expected to be consummated in the near future. Copies of the Information Statement were first mailed to our stockholders on July 26, 2019. All references to defined terms not defined in this Supplement shall have the meanings ascribed to them in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Supplement are to first being made available to our stockholders on August 13, 2019.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO SUCH MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS SUPPLEMENT IS BEING PROVIDED ONLY TO INFORM YOU OF THE STATUS OF THE STOCK PURCHASE AGREEMENT, THE EQUITY TRANSACTION AND ALL RELATED TRANSACTIONS. NO FURTHER ACTION IS REQUIRED BY ANY OF THE COMPANY’S STOCKHOLDERS.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE ALREADY ACTED BY WRITTEN CONSENT TO APPROVE THE STOCK PURCHASE AGREEMENT, THE EQUITY TRANSACTION AND ALL RELATED TRANSACTIONS, AND THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE EQUITY TRANSACTION UNDER APPLICABLE LAW AND THE COMPANY’S ORGANIZATIONAL DOCUMENTS. ACCORDINGLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Supplement, and the documents to which you are referred in this Supplement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information relating future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information available when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause such differences include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement;

●	the failure to satisfy any condition to consummation of the Stock Purchase Agreement, including the financing condition;

●	an increase in the amount of costs, fees, expenses and other charges related to the Stock Purchase Agreement;

●	risks arising from the diversion of management’s attention from its ongoing business operations;

●	the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners pending the consummation of the Stock Purchase Agreement;

●	the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Stock Purchase Agreement and the transactions contemplated thereby;

●	the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the SEC;

●	risks associated with the Company’s ability to identify and realize business opportunities following the consummation of the Stock Purchase Agreement;

●	the risk that the Stock Purchase Agreement may not be completed in a timely manner or at all, which may adversely affect the Company’s business or the price of its common stock;

●	changes in the business or operating prospects of the Company, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Material Adverse Effect;

●	the ability of the Company to maintain compliance with NASDAQ’s continued listing standards following the consummation of the Equity Transaction;

●	limitations placed on the Company’s ability to operate its business by the Stock Purchase Agreement;

●	the impact of the announcement of the Equity Transaction on the market price of the Company’s common stock; and

●	the amount of costs, fees and expenses associated with the Equity Transaction.

The forward-looking statements contained in this Supplement and the documents to which you are referred in this Supplement are based on assumptions that Pioneer Power’s management have made in light of their industry experience and their perceptions of historical trends, current conditions, expected future developments and other important factors Pioneer Power believes are appropriate under the circumstances. As you read and consider this Supplement and the documents to which you are referred in this Supplement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond Pioneer Power’s control) and assumptions. Although Pioneer Power’s management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors such as those listed above that could affect the Company’s actual operating and financial performance and cause the Company’s performance to differ materially from the performance anticipated in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, Pioneer Power’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Pioneer Power undertakes no obligation to update any forward-looking statement contained in this Supplement or the documents to which you are referred in this Supplement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New important factors that could cause Pioneer Power’s business not to develop as expected, emerge from time to time, and it is not possible to predict all of them.

SUPPLEMENTAL INFORMATION

In mid-July 2019, Pioneer Power delivered preliminary second quarter financial results to Mill Point Capital LLC (“Mill Point”), which reflected a decline in Pioneer Power’s financial performance, largely due to increases in working capital as a result of increased accounts payable. On July 21, 2019, Mill Point discussed its findings with representatives of Lincoln International LLC (“Lincoln”) and expressed its concern that Pioneer Power’s financial performance would impact Mill Point’s ability to obtain debt financing sufficient to fund the Equity Transaction. On August 1, RSM US LLP (“RSM”) delivered a preliminary quality of earnings report to Mill Point, which reflected a 13% decrease in Pioneer Power’s EBITDA from June 2018 to June 2019.

On August 7, 2019, based on the loss of Mill Point’s lead lender in its debt financing and Pioneer Power’s recent financial performance, Mill Point delivered a revised offer to acquire the Disposed Companies to Pioneer Power and representatives of Lincoln, which proposed maintaining an aggregate base purchase price of $65.5 million but making certain upward adjustments to the target working capital. Over the next few days, the parties continued to discuss the transaction and negotiate the working capital adjustments.

On August 9, 2019, Haynes and Boone, LLP, the Company’s outside legal counsel, delivered a draft of an amendment to the Stock Purchase Agreement to Mill Point and its legal counsel. Over the next few days, the parties continued to negotiate the amendment to the Stock Purchase Agreement.

On August 13, 2019, Pioneer Power, the Buyer and the Disposed Companies entered into Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”) (a copy of which is attached as Annex A to this Supplement). Pursuant to the Amendment, (i) the base purchase price was increased from $65.5 million to $68.0 million, (ii) the target working capital amount of the Disposed Companies was increased from $21,205,000 to $29,558,000, (iii) the parties agreed to an estimated closing net working capital amount of $23,558,000, (iv) the increase in the base purchase price will be paid in the form of an additional Seller Note in the aggregate principal amount of $2.5 million that will be issued to Pioneer Power at the closing, (v) a $150,000 deductible was added with respect to the indemnification obligations of Pioneer Power and the Disposed Companies concerning certain legal matters, (vi) Pioneer Power agreed to pay any difference between the final net purchase price and the closing date net purchase price in immediately available funds rather than causing the Buyer to set off the amount of such difference against any amounts due and payable to Pioneer Power under the Seller Note, subject to certain exceptions, (vii) the definition of Applicable Adverse Event was amended to exclude certain events related to Pioneer Power’s financial performance through the second quarter (subject to certain exceptions, such items were also excluded from the post-closing indemnity under the Stock Purchase Agreement) and (viii) the parties agreed to the allocation of the insurance proceeds from the June 2019 flood at Pioneer Power’s facility in Reynosa, Mexico. Pioneer Power expects to receive approximately $2.0 million of insurance proceeds related to the June 2019 flood. The Buyer will only be required to set-off any indemnifiable losses the Buyer suffers as a result of certain actions, omissions, or misrepresentations by Pioneer Power or the Disposed Companies against the first Seller Note in the aggregate principal amount of $5.0 million.

Set forth on page 6 of this Supplement is unaudited pro forma consolidated financial information giving effect to the Equity Transaction but updated to reflect the adjustment in the purchase price described herein.

None of the supplemental information provided hereby alters or modifies in any way the information disclosed in the Information Statement. The information provided in this Supplement is intended only to inform stockholders of the status of the Equity Transaction, the Stock Purchase Agreement and all transactions contemplated thereby since the date of the Information Statement.

AMENDED AND RESTATED

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 28, 2019, Pioneer Power entered into the Stock Purchase Agreement, by and among the Pioneer Power, Electrogroup, Jefferson, JE Mexico, the Buyer and Nathan Mazurek. Pursuant to the terms of the Stock Purchase Agreement, as amended, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer, for a total purchase price of $68.0 million, subject to customary working capital adjustments, of which $60.5 million is payable in cash and $7.5 million is payable in the form of the Seller Note.

The Equity Transaction will transfer the ownership of the dry type and liquid type transformer businesses (referred to in this section as the “transformer business”) from Pioneer Power to Mill Point. As a result, the transformer business’ historical results will be reported in Pioneer Power’s consolidated financial statements as discontinued operations and in subsequent periods Pioneer Power’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the transformer business.

The following unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) and explanatory notes are based on Pioneer Power’s historical consolidated financial statements adjusted to give effect to the Equity Transaction. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2019 and year ended December 31, 2018 have been prepared with the assumption that the Equity Transaction occurred as of the beginning of the statement period. The pro forma consolidated statement of operations as of December 31, 2017 has been included to present the impact of the sale of the transformer business on continuing operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2019 has been prepared with the assumption that the Equity Transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what Pioneer Power’s financial condition or results of operations would have been had the Equity Transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by Pioneer Power based upon assumptions deemed appropriate by Pioneer Power’s management. An explanation of certain assumptions is set forth under the Notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2018, as well as the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended March 31, 2019, each of which are included elsewhere herein.

PIONEER POWER SOLUTIONS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

	As of March 31, 2019
		Disposition of	Other
	Historical	Business (2a)	Adjustments		Pro forma

ASSETS
Current assets
Cash and cash equivalents	$175	$—	$30,262	(2c)	$30,437
Short term investments	7,548	—			7,548
Accounts receivable, net	17,383	15,299			2,084
Inventories, net	27,694	23,465			4,229
Income taxes receivable	578	578			—
Prepaid expenses and other current assets	2,630	352			2,278
Total current assets	56,008	39,694	30,262		46,576
Property, plant and equipment, net	5,168	4,360			808
Deferred income taxes	3,670	86			3,584
Other assets	4,974	1,985	7,500	(2b)	10,489
Intangible assets, net	3,531	3,418			113
Goodwill	8,527	5,557			2,970
Total assets	$81,878	$55,100	$37,762		$64,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$518				$518
Revolving credit facilities	19,915		(19,915)	(2c)	—
Short term borrowings	1,785	—	(1,785)	(2c)	—
Accounts payable and accrued liabilities	29,946	20,873			9,073
Current maturities of long-term debt and capital lease obligations	1,175		(1,175)	(2c)*	—
Income taxes payable	1,262	1,155	4,272	(2d)	4,379
Total current liabilities	54,601	22,028	(18,603)		13,970
Long-term debt, net of current maturities	2,324		(2,324)	(2c)*	—
Pension deficit	32	32			—
Other long-term liabilities	3,648	2,154			1,494
Noncurrent deferred income taxes	3,892	—			3,892
Total liabilities	64,497	24,214	(20,927)		19,356
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—				—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on March 31, 2019 and December 31, 2018	9				9
Additional paid-in capital	23,971				23,971
Accumulated other comprehensive loss	(6,119)				(6,119)
Retained earnings (accumulated deficit)	(480)		27,803	2(e)*	27,323
Total stockholders’ equity	17,381	—	27,803		45,184
Total liabilities and stockholders’ equity	$81,878	$24,214	$6,876		$64,540

*The balances as of March 31, 2019 are net of debt issuance cost of $39.

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

PIONEER POWER SOLUTIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2017

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$114,391	$86,396	$27,995
Cost of goods sold
Cost of goods sold	95,779	68,397	27,382
Restructuring and integration	873	873	—
Total cost of goods sold	96,652	69,270	27,382
Gross profit	17,739	17,126	613

Operating expenses
Selling, general and administrative	21,158	10,389	10,769
Restructuring and integration	219	215	4
Foreign exchange gain	(325)	(325)	—

Total operating expenses	21,052	10,279	10,773

(Loss) Income from continuing operations	(3,313)	6,847	(10,160)

Interest expense	2,462	—	2,462
Other expense	411	80	331

(Loss) income before taxes	(6,186)	6,767	(12,953)

Income tax expense	3,039	431	2,608

Net (loss) income	$(9,225)	$6,336	$(15,561)

Net loss per common share:
Basic	$(1.06)		$(1.79)
Diluted	$(1.06)		$(1.79)

Weighted average common shares outstanding:
Basic	8,717		8,717
Diluted	8,717		8,717

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

PIONEER POWER SOLUTIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2018

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$106,390	$86,296	$20,094
Cost of goods sold	87,139	68,906	18,233

Gross profit	19,251	17,390	1,861

Operating expenses
Selling, general and administrative	21,465	11,259	10,206
Foreign exchange gain	(341)	(341)	—

Total operating expenses	21,124	10,918	10,206

(Loss) Income from continuing operations	(1,873)	6,472	(8,345)

Interest expense	2,662	2,662	—
Other expense	826	762	64

(Loss) income before taxes	(5,361)	3,048	(8,409)

Income tax expense (benefit)	303	655	(352)

Net (loss) income	$(5,664)	$2,393	$(8,057)

Net loss per common share:
Basic	$(0.65)		$(0.92)
Diluted	$(0.65)		$(0.92)

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,726		8,726

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

PIONEER POWER SOLUTIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2019

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$24,699	$21,683	$3,016
Cost of goods sold	20,600	17,839	2,761

Gross profit	4,099	3,844	255

Operating expenses
Selling, general and administrative	4,139	2,644	1,495
Foreign exchange gain	(632)	(632)	—

Total operating expenses	3,507	2,012	1,495

Income (loss) from continuing operations	592	1,832	(1,240)

Interest expense	499	499	—
Other (income) expense	(3,295)	47	(3,342)
Gain on sale of subsidiary	(4,207)	—	(4,207)

Income before taxes	7,595	1,286	6,309

Income tax expense	1,948	383	1,565

Net income	$5,647	$903	$4,744

Net income per common share:
Basic	$0.65		$0.54
Diluted	$0.65		$0.54

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,730		8,730

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Sale Transaction

The consideration payable by the Buyer in the Equity Transaction is a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of subordinated promissory notes to Pioneer Power in the aggregate principal amount of $7.5 million (the “Seller Notes”), in each case subject to adjustment pursuant to the terms of the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Seller Notes will bear interest at an annualized rate of 4.0%, to be paid-in-kind annually, and will have a maturity date of December 31, 2022. In addition, pursuant to the terms of the Stock Purchase Agreement, the Buyer will have the right to set-off amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies, subject to a $5.0 million cap.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

(a) Recording of the disposition of the Business. The amounts include the assets and liabilities attributable to the business being sold.

(b) Recording of the sale proceeds, net of estimated transaction related expenses.

Cash proceeds from sale	$60,500
Note receivable	7,500
Less: estimated transaction costs	5,000
Net proceeds less transaction costs	$63,000

(c) Recording of repayment of the revolving credit facilities, short term borrowings and debt.

Cash proceeds from sale	$60,500
Less: estimated transaction costs	5,000
Net Cash proceeds from sale	55,500
Repayment of short term borrowings	(1,785)
Repayment of revolving credit facilities	(19,915)
Repayment of term loan B	(3,538)
Total Cash proceeds less repayment of debt	$30,262

(d) The table below represents the tax expense and related taxes payable associated with sale of PPSI’s transformer business.

Income Tax at statutory rate	$8,093
Book tax differences	(3,097)
Benefit from net operating loss utilization	(724)
Total Income Tax Payable	$4,272

We have applied an effective tax rate of 25.2% which represents the consolidated group tax for US tax purposes.

The Company estimates the taxable income of $17.0 million with respect to the gain on sale of common stocks of the Disposed Companies to be partially offset by federal net operating losses on hand of approximately $2.9 million as of the transaction date. The Company estimates that after utilizing federal, state and local net operating losses they will incur federal, state and local income taxes of approximately $4.3 million.

(e) The estimated gain on the sale of the business if we had completed the sale as of March 31, 2019 is as follows:

Net proceeds (Note (b))	$63,000
Net assets sold	(30,886)
Pre-tax gain on sale	32,114
Tax expense	4,272
After-tax gain on sale	$27,842

This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the Balance Sheet for the period ended March 31, 2019. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Sale Transaction.

3. Discontinued Operations

The Financial results of the transformer business, net of income taxes, have been removed to reflect the effects of the disposition and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the transformer business for the periods ended March 31, 2019 and December 31, 2018 and 2017:

	For the Year ended December 31, 2017	For the Year ended December 31, 2018	For the three months ended March 31, 2019

Sales	$86,396	$86,296	$21,683
Cost of goods sold	68,397	68,906	17,839
Restructuring and integration	873	—	—
Gross profit	17,126	17,390	3,844

Operating expenses
Selling, general and administrative	10,389	11,259	2,644
Restructuring and integration	215	—	—
Foreign exchange gain	(325)	(341)	(632)

Total operating expenses	10,279	10,918	2,012

Income from operations	6,847	6,472	1,832

Interest expense	1,065	840	14
Other expense	80	762	47

Income before taxes	5,702	4,870	1,771

Income tax expense	431	655	383

Net income	$5,271	$4,215	$1,388

Annex A

Amendment No. 1 to Stock Purchase Agreement

Execution Version

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”), dated as of August 13, 2019 (the “Amendment Date”), is entered into by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Seller”), Pioneer Electrogroup Canada Inc., a Canadian corporation (“Electrogroup”), Jefferson Electric, Inc., a Delaware corporation (“Jefferson”), JE Mexican Holdings, Inc., a Delaware corporation (“JE Mexico” and, together with Electrogroup and Jefferson, each the “Acquired Companies”), and (a) Pioneer Transformers L.P., a Delaware limited partnership (“US Buyer”) and (b) Pioneer Acquireco ULC, a British Columbia Unlimited Liability Company (“Canadian Buyer”) (US Buyer and Canadian Buyer are hereinafter collectively referred to as “Buyer”). The Acquired Companies, Seller and Buyer are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS:

A.            The Parties entered into that certain Stock Purchase Agreement, dated June 28, 2019 (the “Purchase Agreement”), pursuant to which the Seller agreed to sell, and Buyer agreed to purchase, all of the Interests (as defined therein), all as more specifically provided therein.

B.            The Parties desire to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the Parties intending to be legally bound hereby agree as follows:

1.              Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement.

2.              Base Purchase Price Increase. The Base Purchase Price of $65,500,000 in Section 2.2 of the Purchase Agreement shall be increased to $68,000,000.

3.              Second Seller Note. Section 2.4(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Buyer shall issue (i) a promissory note to Seller (the “First Seller Note”), in the amount of $5,000,000 (the “First Seller Note Amount”), in the form attached hereto as Exhibit B, and (ii) a promissory note to Seller (the “Second Seller Note”), in the amount of $2,500,000 (the “Second Seller Note Amount”), in the form attached hereto as Exhibit E; and”

4.              Net Purchase Price Reduction. Section 2.5(e)(ii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“if the Final Net Purchase Price is less than the Closing Date Net Purchase Price (the amount of such difference, the “Net Purchase Price Reduction”), then Seller shall pay (or cause to be paid) to Buyer an amount in cash or other immediately available funds (to the account(s) designated in writing to the Seller by Buyer) equal to the Net Purchase Price Reduction; provided, however, in the event that Seller fails to make such payment of the Net Purchase Price Reduction (if any) as required pursuant to the terms hereof, Buyer, at its sole election shall be entitled to set-off such Net Purchase Price Reduction on a dollar-for-dollar basis against any amounts due and payable to Seller by Buyer under the First Seller Note in accordance with Section 2.6; and”

5.              Seller Note Defined Term Updates. (a) The reference to “Seller Note Amount” in Section 2.2 is hereby replaced with “Aggregate Seller Note Amount”, (b) the references to “Seller Note” in Sections 2.6, and 10.5 of the Purchase Agreement are hereby replaced with “First Seller Note” and (c) the reference to “Seller Note Amount” in Section 2.6 is hereby replaced with “First Seller Note Amount”.

6.              Delivery of Closing Settlement Amounts. Section 3.3 of the Purchase Agreement is hereby amended by adding the following new Section 3.3(g):

“(g)          to the Persons entitled thereto, by wire transfer of immediately available funds to the account designated in writing by such Person or Seller, or by check to such address designated in writing by such Person or Seller, such recipient’s portion of the Transaction Expenses and/or Acquired Company Debt set forth on the certificate delivered to Buyer by Seller pursuant to Section 2.3, as applicable.”

7.              Reynosa Flood Matters. Section 7.17 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Reynosa Flood Matters. Prior to the Closing Date, the Seller shall cause Reynosa Facility #2 to be restored to the conditions and operation substantially similar in all material respects to the conditions and operation that existed at Reynosa Facility #2 immediately prior to the flood that occurred at Reynosa Facility #2 in Reynosa, Mexico in June 2019 (the “Reynosa Flood”). Seller shall keep Buyer reasonably informed, and promptly respond to the Buyer’s reasonable requests, regarding the status of developments with respect to the restoration of operations at the facility. Seller shall use reasonably best efforts to recover any available insurance proceeds with respect to damaged or destroyed plant, property or equipment as a result of the Reynosa Flood, and the Parties shall reasonably cooperate with respect to any insurance claims regarding the Reynosa Flood as follows: (i) all insurance proceeds relating to business interruption insurance in connection with the Reynosa Flood whether for the period prior to or after the Closing and whether paid before or following Closing shall be the property of the Seller, (ii) all insurance proceeds in connection with the Reynosa Flood (whether received prior to or after the Closing) relating to the reimbursement for lost or damaged inventory, work in progress or finished goods shall be the property of the Seller, (iii) all insurance proceeds in connection with the Reynosa Flood (whether received prior to or after the Closing) relating to the reimbursement for damaged or destroyed plant, property or equipment shall be the property of the Buyer; provided, that if the insurance proceeds with respect to any such claim for damaged or destroyed plant, property or equipment that would be the property of Buyer pursuant to this Section 7.17 are reduced as a result of the aggregate claims exceeding the applicable insurance policy limits, Seller agrees to promptly pay to Buyer the amount of any such reduction. As of the Closing Date, neither the Seller nor any Acquired Company has received any insurance proceeds with respect to the Reynosa Flood. Notwithstanding anything contained herein to the contrary, Net Working Capital shall not include any Current Assets or Current Liabilities associated with the Reynosa Flood, including any insurance proceeds received or receivable, vendor and contractor payments relating to the repair or replacement of damaged property.”

8.              Grievance Deductible. The last sentence of Section 10.4(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“In addition, Seller shall not have any liability for Losses under Section 10.2(a)(viii) hereof solely with respect to the grievances listed in item #9 of Schedule 4.13 unless and until the aggregate amount of all such Losses that are imposed on or incurred by the Buyer Indemnified Parties with respect to the grievances listed in item #9 of Schedule 4.13 exceeds $150,000 (the “Grievance Deductible”) in which case the applicable Buyer Indemnified Parties shall be entitled to indemnification (subject to the other limitations set forth in this Section 10.4) for all such Losses in excess of the Grievance Deductible.”

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9.              Indemnification for August Update Matters. The last sentence of Section 10.4(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Other than with respect to a breach of the representations and covenants set forth in Section 7.17, Seller shall not be liable for, and Buyer shall not be permitted to claim, any Losses under this Article X resulting from the items specifically set forth on Schedule 10.”

10.           Deletion of the Canadian Certificate of Authority Indemnity.

(a)            Section 10.2(a)(vii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“[intentionally omitted]”

(b)            Sections 10.4(b)(iii) and 10.6 of the Purchase Agreement are hereby deleted in their entirety.

11.           Definition Updates.

(a)            Exhibit A to the Purchase Agreement is hereby amended by replacing or adding, as applicable, the following defined terms in the appropriate alphabetic position:

“Aggregate Seller Note Amount” means an amount equal to the sum of the First Seller Note Amount plus the Second Seller Note Amount.

“Ancillary Agreements” means, collectively, the Stockholder Consent, the First Seller Note, the Second Seller Note, the R&W Policy, the Voting Agreement and the Limited Guaranty.

“Applicable Adverse Event” means any state of fact, event, change, result, circumstance, occurrence, or development that, either alone or in combination with any other fact, event, change, result, circumstance, occurrence, or development, has or would reasonably be expected to have an adverse change or effect in excess of $3,500,000 on (a) the business, results of operations or financial condition of the Acquired Companies and the Subsidiaries taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences, or developments, either alone or taken together, relating to or arising from (i) changes or developments in the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets, (ii) changes or developments in any national or international political, or regulatory conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) changes or developments in the business conditions or regulatory conditions affecting the industries or markets in which the Acquired Companies and the Subsidiaries operate or conduct their business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any Person, or any national or international calamity or crisis, (v) the announcement of this Agreement or the transactions contemplated hereby, (vi) any action taken at the specific written request of Buyer, (vii) any changes or prospective changes in Law or GAAP or enforcement or interpretation thereof, (viii) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions, or milestones (whether or not shared with Buyer or its Affiliates or representatives) (but, for the avoidance of doubt, in each case, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Applicable Adverse Event), or (ix) the items specifically set forth on Schedule 10; provided, that, with respect to the foregoing clauses (i), (ii), (iii) (iv) and (vii), any such effect shall be taken into account if and to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Acquired Companies, taken as a whole, compared to other companies operating in the industries in which the Acquired Companies operate or (b) the ability of the Seller to consummate the Equity Transaction or perform its obligations under this Agreement or the Ancillary Agreements.

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“Estimated Closing Net Working Capital” means $23,558,000.

“First Seller Note” has the meaning set forth in Section 2.4(a).

“First Seller Note Amount” has the meaning set forth in Section 2.4(a).

“Grievance Deductible” has the meaning set forth in Section 10.4(a).

“Net Purchase Price” means an amount equal to (i) the Base Purchase Price, plus (ii) the amount, if any, by which the Closing Net Working Capital exceeds the Target Net Working Capital, minus (iii) the amount, if any, by which the Target Net Working Capital exceeds the Closing Net Working Capital, minus (iv) Acquired Company Debt, minus (v) the Transaction Expenses, minus (vi) the Aggregate Seller Note Amount, plus (vii) the Closing Cash.

“Second Seller Note” has the meaning set forth in Section 2.4(a).

“Second Seller Note Amount” has the meaning set forth in Section 2.4(a).

“Target Net Working Capital” means $29,558,000.

(b)            Exhibit A to the Purchase Agreement is hereby amended by deleting the following defined terms:

“Seller Note” has the meaning set forth in Section 2.4(a).

“Seller Note Amount” has the meaning set forth in Section 2.4(a).

12.           Schedule 2.2. Schedule 2.2 to the Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2.2 attached hereto as Exhibit A. The parties acknowledge and agree that all accounts payable in excess of 30 days past due shall be treated for all purposes under this Agreement as Acquired Company Debt.

13.           Schedule 8. Schedule 8 to the Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule 8 attached hereto as Exhibit B.

14.           August Update Schedule. Exhibit C attached hereto is hereby incorporated into to the Purchase Agreement as Schedule 10 thereto.

15.           Second Seller Note Exhibit. Exhibit D attached hereto is hereby incorporated into to the Purchase Agreement as Exhibit E thereto.

16.           Continuing Effectiveness. Except as expressly modified by this Amendment, the Purchase Agreement shall continue in full force and effect, and as modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed by the Parties.

[Signature pages follow.]

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IN WITNESS WHEREOF, Buyer, the Acquired Companies, and Seller have executed this Agreement to be effective as of the Signing Date.

ACQUIRED COMPANIES:

PIONEER ELECTROGROUP CANADA INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

JEFFERSON ELECTRIC, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

JE MEXICAN HOLDINGS, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

[Signatures continue on next page.]

Signature Page to First Amendment to Stock Purchase Agreement

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SELLER:

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President & CEO

[Signatures continue on next page.]

Signature Page to First Amendment to Stock Purchase Agreement

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US BUYER:

PIONEER TRANSFORMERS L.P.

By:	/s/ Dustin Smith
Name:	Dustin Smith
Title:	Manager

CANADIAN BUYER:

PIONEER ACQUIRECO ULC

By:	/s/ Dustin Smith
Name:	Dustin Smith
Title:	Manager

Signature Page to First Amendment to Stock Purchase Agreement

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